Exhibit 99.1

Press Release	Source: Safeco Corporation

Liberty Mutual & Safeco Announce Closing Date for Acquisition by Liberty Mutual

Thursday September 18, 06:49 PM Eastern Daylight Time

BOSTON, MA & SEATTLE, WA –– Liberty Mutual Group (“Liberty Mutual”) and Safeco Corporation (NYSE: SAF) (“Safeco”) announced that the Washington Office of the Insurance Commissioner (“OIC”) issued a press release earlier today announcing that it had approved Liberty Mutual’s acquisition of Safeco and that the OIC’s order approving the acquisition will be issued on Friday, September 19, 2008.  The OIC’s order is the last approval required for Safeco’s acquisition by Liberty Mutual.  The acquisition is scheduled to close on Monday, September 22, 2008.  Shares of common stock of Safeco will continue trading on the New York Stock Exchange (the "NYSE") through the close of business on Monday, September 22, 2008, and thereafter will be delisted from the NYSE.  Under the terms of the merger agreement, Liberty Mutual will acquire all outstanding shares of common stock of Safeco for $68.25 per share in cash.  The transaction is not subject to financing contingencies.

About Safeco Corporation

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.  Safeco is also one of the nation’s leaders in the sale and service of surety bonds. More information about Safeco can be found at www.safeco.com.

About Liberty Mutual Group

Boston-based Liberty Mutual Group is a diversified global insurer and sixth largest property and casualty insurer in the U.S. based on 2007 direct written premium.  Liberty Mutual Group also ranks 94th on the Fortune 500 list of largest corporations in the U.S. based on 2007 revenue.  As of December 31, 2007, Liberty Mutual Group had $94.7 billion in consolidated assets, $82.3 billion in consolidated liabilities, and $25.9 billion in annual consolidated revenue.

Liberty Mutual Group offers a wide range of insurance products and services, including personal automobile, homeowners, workers compensation, commercial multiple peril, commercial automobile, general liability, global specialty, group disability, assumed reinsurance, fire and surety.

Liberty Mutual Group (www.libertymutualgroup.com) employs over 41,000 people in more than 900 offices throughout the world.

FORWARD LOOKING STATEMENTS

This communication, and other statements that Safeco and Liberty Mutual may make, including statements about the benefits of Liberty Mutual's proposed acquisition of Safeco (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to Safeco's and Liberty

Mutual's anticipated closing date of the Acquisition, financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco and Liberty Mutual caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and Safeco and Liberty Mutual assume no duty to and do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  Readers are cautioned not to place undue reliance on these forward-looking statements.  In addition to factors previously disclosed in Safeco's documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of Safeco's investment portfolio; the impact of increased competition; the impact of capital improvement projects; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco, Liberty Mutual and their business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco, Liberty Mutual and their business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; Liberty Mutual and Safeco may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco, Liberty Mutual and others following the announcement of the Acquisition cannot be predicted.

Safeco's Annual Report on Form 10-K and Safeco's subsequent reports filed with or furnished to the SEC, accessible on the SEC's website at http://www.sec.gov and on Safeco's website at http://www.safeco.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on Safeco's website is not a part of this communication.  For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual's website at www.libertymutual.com/investors.

Contacts:

Safeco
Media:
Paul Hollie, 206-473-5745

206-399-8532 (Cell)
or
Investors
Neal Fuller, 206-473-5020

or
Liberty Mutual:
Media:
John Cusolito
617-574-5512
617-877-6991 (Cell)